Exhibit 10.3

EXECUTIVE OFFICER MASTER FORM

ULTRATECH,  INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.            The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.            Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

C.            All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.             Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during the Participant’s period of Service shall entitle the Participant to receive one share of Common Stock on the specified issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:                                                         , 200

Number of Shares
Subject to Award:                                        shares of Common Stock (the “Shares”)

Vesting Schedule:                The Shares shall vest in a series of                      (    ) successive equal                      installments upon the Participant’s completion of each               of Service over the                    (     )-year period measured from                        . However, the Shares may be subject to accelerated vesting in whole or in part in accordance with the provisions of Paragraphs 4 and 6 of this Agreement.

Issuance Schedule               The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule will become issuable on the date (the “Issue Date”) upon which occurs the earliest of the following dates or events: (i)                  , 20   , (ii) the date of the Participant’s Separation from Service or (iii) the closing date of a Change in Control. The actual issuance of the Shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes and shall be effected on the applicable Issue Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issue Date. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 8 of this Agreement.

2.             Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.             Cessation of Service. Except as otherwise provided in Paragraph 4 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. Should the Participant’s Service terminate by reason of a Termination for Cause, then this Award will be immediately cancelled with respect to all the Restricted Stock Units subject to such Award, whether vested or unvested at the time, and the Participant shall thereupon cease to have any right or entitlement to receive any Shares under this Award and the cancelled Restricted Stock Units.

4.             Accelerated Vesting. The following special vesting acceleration provisions shall be in effect for the Award and shall be in addition to the vesting acceleration provisions of Paragraph 6 of this Agreement:

(a)           Should the Participant terminate Service by reason of Retirement(1) or should the Participant’s Service terminate at or after attainment of age sixty-five (65) by

(1) Not applicable to grants made to the Chief Executive Officer.

reason of death, Disability or Involuntary Termination (other than a Termination for Cause), then all the Shares at the time subject to this Award shall immediately vest.

(b)           Should the Participant’s Service terminate prior to attainment of age sixty-five (65) by reason of his or her death, Disability or Involuntary Termination (other than a Termination for Cause), then the Participant shall immediately vest in the additional number of Shares (not to exceed one hundred percent (100%) of the unvested Shares at that time) equal to the greater of (i) twenty-five percent of the total Shares subject to this Award or (ii) the additional number of Shares (if any) in which the Participant would have been vested at the time of such termination had the Shares subject to this Award vested in a series of               (        ) successive equal                  installments over the duration of the Vesting Schedule.

(c)           The Shares which vest on an accelerated basis pursuant to this Paragraph 4, together with any other Shares in which the Participant is at the time vested, shall be issued on the date of the Participant’s Separation from Service or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third calendar month following the date of such Separation from Service.

5.             Stockholder Rights and Dividend Equivalents

(a)           The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

(b)           Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom  dividend equal to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had those Shares been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited shall vest at the same time as the Shares to which they relate and shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution) concurrently with the issuance of those Shares on the applicable Issue Date. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

6.             Change of Control.

(a)           Any Restricted Stock Units subject to this Award at the time of a Change in Control will vest immediately prior to the closing of that Change in Control. The

Shares subject to those vested units, together with any other Shares in which the Participant is at that time vested, will be issued on the Issue Date triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.

(b)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.             Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.             Collection of Withholding Taxes.

(a)           The Corporation shall collect the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Shares at the time those Shares vest hereunder. The FICA taxes shall be based on the Fair Market Value of the Shares on their vesting date. The Corporation shall also collect the employee portion of the FICA taxes with respect to any phantom dividends at the time those phantom dividends vest hereunder. The FICA taxes shall be based on the cash amount and the fair market value of any other property underlying the phantom dividends on the vesting date. Unless the Participant delivers a separate check payable to the Corporation in the amount of the FICA taxes required to be withheld from the Participant, the Corporation shall withhold those taxes from the Participant’s wages. However, if the Participant is at the time an executive officer of the Corporation, then such withholding taxes must be collected from the Participant through delivery of his or her separate check not later than the vesting date.

(b)           The Corporation shall collect the federal, state and local income taxes required to be withheld with respect to the distribution of the phantom dividend equivalents to the Participant by withholding a portion of that distribution equal to the amount of those taxes, with the cash portion of the distribution to be the first portion so withheld. Until such time as the Corporation provides the Participant with notice to the contrary, the Corporation shall collect the federal, state and local income taxes required to be withheld with respect to the issuance of the vested Shares hereunder through an automatic Share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the  Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes  (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(c)           Should any Shares be distributed at time the Share Withholding Method is not available, then the federal, state and local income taxes required to be withheld with respect to those Shares shall be collected from the Participant through either of the following alternatives:

•              the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

•              the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the Issue Date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d)           Except as otherwise provided in Paragraph 6 and Paragraph 8(b), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.             Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, no Shares which become issuable by reason of the Participant’s Separation from Service shall actually  be issued to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his or her Separation from Service or (ii) the date of his or her death, if  the Participant is deemed at the time of such Separation from Service to be a “key employee” within the meaning of that term under Code Section 416(i) and such delayed issuance is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares deferred pursuant to this Paragraph 9 shall be issued in a lump sum to the Participant.

10.           Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary  to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i)  the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

[10.         Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would constitute a parachute payment under Code Section 280G, the Participant shall become entitled to the tax gross-up payment provided under Section 8.3 of his Employment Agreement, to the extent such agreement in effect at that time. Otherwise, the vesting and issuance of those Shares shall be subject to reduction to the extent necessary  to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i)  the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.]  ALTERNATIVE

11.           Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.

12.           Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.           Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

14.           Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

15.           Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.           Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ULTRATECH, INC.

By:
Title:

PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.            Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.            Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.

C.            Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.            Board shall mean the Corporation’s Board of Directors.

E.             Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)            a merger or consolidation in which the Corporation is not the surviving entity and in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger or consolidation,

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii)          any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

(iv)          the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(v)           a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F.             Code shall mean the Internal Revenue Code of 1986, as amended.

G.            Common Stock shall mean shares of the Corporation’s common stock.

H.            Corporation shall mean Ultratech, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Ultratech, Inc. which shall by appropriate action adopt the Plan.

I.              Disability shall mean the Participant’s inability, because of physical or mental illness or injury, to perform his customary duties as an executive officer of the Corporation, with or without reasonable accommodation, and the continuation of such disabled condition for a period of one hundred eighty (180) continuous days as determined by an approved medical doctor. For purposes hereof, an approved medical doctor shall mean a doctor selected by the Corporation and the Participant. If the Corporation and the Participant cannot agree on a medical doctor, each shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

J.             Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.            Employment Agreement shall mean the written employment agreement between the Corporation and the Participant in effect on the Award Date.

L.             Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

(ii)           If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on that Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

M.           Involuntary Termination shall mean the termination of the Participant’s Service which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than a Termination for Cause,  or

(ii)           such individual’s voluntary resignation following any of the following events without the Participant’s written consent: (A) any reduction in the aggregate level of the Participant’s annual rate of base salary, except a reduction that is part of a program applicable to all of the Corporation’s officers to reduce expenses; (B) the failure by the Corporation or any Parent or Subsidiary (or any successor to the Corporation) to comply with any material terms of the Employment Agreement or any other material agreement between the Participant and the Corporation or any Parent or Subsidiary (or any successor to the Corporation); (C) any material reduction in the nature or scope of the Participant’s duties, title, function, authority or responsibilities, subject to any limitations specified in the Employment Agreement(2); or (D) a requirement that the Participant relocate his principal office to a location that is more than sixty (60) miles from the location of his principal office determined as of the date specified in the Employment Agreement; provided, however, that none of the events specified above shall constitute grounds for an Involuntary Termination unless the Participant shall have notified the Corporation in writing describing the events which constitute grounds for such Involuntary Termination and the Corporation shall have failed to cure such event within thirty (30) days after the Corporation’s receipt of such written notice.

N.            1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

(2) For grants made to the Chief Executive Officer, the language will be as follows:  “(C) any material reduction in the nature or scope of the Participant’s duties, title, function, authority or responsibilities (including, for example, the Participant’s directly reporting to anyone other than the Board.”

O.            Participant shall mean the person to whom the Award is made pursuant to the Agreement.

P.             Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q.            Plan shall mean the Corporation’s 1993 Stock Option/Stock Issuance Plan, as amended and restated.

R.            Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

S.             Restricted Stock Unit shall mean each unit subject to this Award which shall entitle the Participant to receive one share of Common Stock under the Plan at a designated time following the vesting of that unit.

T.            Retirement shall mean the Participant’s voluntary termination from Service on or after his or her attainment of age sixty five (65) other than in connection with a Termination for Cause event

U.            Separation from Service shall mean the Participant’s termination of Service under circumstances which are deemed to constitute a separation from service within the meaning of Code Section 409A and the applicable Treasury Regulations thereunder.

V.            Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

W.           Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

X.            Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y.            Termination for Cause shall mean the termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary)  for one or more of the following reasons:

(i)            the Participant’s repeated failure to perform any essential duty of his or her position other than due to Disability or such illness or injury as would result in Disability if it continued for the one hundred eighty (180)-day period specified in the Disability definition above;

(ii)           the Participant’s commission of any act that constitutes gross misconduct and is injurious to the Corporation or any Parent or Subsidiary or any successor to the Corporation;

(iii)          the Participant’s conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;

(iv)          the Participant’s commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation or any Parent or Subsidiary or any successor to the Corporation;

(v)           the Participant’s commission of any act of dishonesty in connection with his or her responsibilities as an employee that is intended to result in his or her personal enrichment or the personal enrichment of his or her family or others; or

(vi)          the Participant’s material breach of the Employment Agreement he or she may have at the time with the Corporation or any other agreement between the Participant and the Corporation or any Parent or Subsidiary or successor to the Corporation.

Z.            Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock under the Award and any phantom dividend equivalents relating to those shares and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares and the distribution of any phantom dividend equivalents relating to such shares.